Exhibit 10.8

LEASE DEED

This Deed of Lease (**"Lease Deed"**) is made and executed on the date specified in **Part 1 of Annexure 1** at Bengaluru.

BETWEEN:

ABHISHEK PROPBUILD PRIVATE LIMITED (CIN: U70200KA2017PTC107488) a Company, incorporated under the Companies Act-2013 and having its registered office at Mantri House, # 41, Vittal Mallya Road, Bangalore – 560001, also having branch office at S-86, 2nd Floor, Mantri Square, No 1, Sampige Road, Bengaluru, duly represented by its authorized representative_Shri. Tarun Chandgothia who is having requisite authority to enter and execute the present agreement(authority attached) (hereinafter referred to as the "**Lessor**") which expression unless repugnant to the context and meaning thereof, shall mean and include all its heirs, successors, legal representatives and assigns of the **ONE PART**;

AND

The Lessee named in **Part 2** of **Annexure 1** hereto (hereinafter referred to as the "**Lessee**"), which expression unless repugnant to the context and meaning thereof, shall mean and include all its heirs, successors, legal representatives and assigns of the **OTHER PART**;

For ABHISHEK PROPBUILD PRIVATE LIMITED

Authorised Signatory

Wherever the context so requires in this Lease Deed, all Annexures hereto and the T & C Handbook, the Lessor and the Lessee are collectively referred to as 'Parties' and individually as 'Party' which term shall, unless repugnant to the context or meaning thereof, mean and include as the context may so require, its respective successors in interest, partners, legal representatives, heirs, agents and assigns);

WHEREAS:

A. The predecessor in title of the Lessor being, Hamara Shelters Private Limited was the sole and absolute owner of all that piece & parcel of the property bearing Municipal No. 1, II Main Road, Malleswaram, Ward No. 95, Bangalore and bearing CTS No. 3593 and measuring in all about 18.69 Acres under two sale deeds, (1) dated 09 January 2004 in respect of 13.592 acres and (2) dated 27.04.2004 in respect of 5.098 acres of land and the said lands were introduced to a Partnership Firm called M/s. Abhishek Developers for the purpose of development and the said Abhishek Developers has put up a commercial building in a portion of the land and the rest of the land is being used for various other developments. The said Partnership Firm is now converted into a Private Limited company in the name and style of the Lessor herein;

B. The Lessor is the owner of a duly approved commercial building / shopping mall of Class "A" construction quality built as per necessary approvals including approved layout plan, building plan etc., measuring approximately 9,00,000 Square Feet (Nine Lakhs

Square Feet) of Total Leasable Area, comprising of two basements, lower ground, upper ground and 3 (Three) upper floors together with all facilities and amenities thereon comprising of a hypermarket, department stores / shops / multiplex cinema theatre / parlours / saloons / restaurants / food courts / pubs / cafes / fast food outlets / gaming centres / arcades / ATMs/ entertainment zones for children and all other facilities provided for the benefit of the Lessor, the Lessee, other tenants, consumers and other visitors (the '**Mall**' or the '**Building**') on a portion of the Land (hereinafter referred to as the '**Property**').

C. The Lessee was in search of a retail space at Bangalore for the purpose specified in **Part 3** of **Annexure 1**, and after inspecting the Mall is desirous of taking the premises more fully described in **Part 4** of **Annexure 1** and hereinafter referred to as the "**Leased Premises**", for a period specified in **Part 6** of **Annexure 1** in the manner and on the terms and conditions hereinafter set out in this Deed and those set out in the T&C Handbook, a copy of which has already been handed over to the Lessee which together constitute the terms of the Lease. Accordingly, the Parties executed a LOI Agreement for the leased premises ;

D. In terms of the duly signed LOI specified in **Part 5** of **Annexure 1,** the Lessor agrees to give on lease and the Lessee agrees to take on lease the Leased Premises on the agreed terms, in pursuance of which the Lessor permitted the Lessee by way of a Temporary Handover, strictly carrying out the Fit- outs in the Leased Premises subject to due compliance made by Lessee of the Design Criteria contained in the T & C Handbook and the Lessee

Authorised Signatory

after completing the Fit out of the Leased Premises, has come forward to execute this Deed and accordingly the Parties execute this Deed of Lease setting out the terms and conditions of the lease;

E. The Lessee acknowledges that it is familiar with all of the terms, covenants and applicable laws and undertakes to pay any and all charges in relation to the lease, apart from the statutory dues/charges payable to authorities, municipality etc. whose sole responsibility is of Lessor under any other agreement or arrangement.

NOW THEREFORE, THIS LEASE DEED WITNESSETH AS FOLLOWS:

1. GRANT OF LEASE

1.1 That in consideration of the Rent hereinafter reserved and agreed to be paid by the Lessee to the Lessor and in consideration of the mutual covenants and conditions hereinafter contained, the Lessor does hereby grant, demise and lease to the Lessee the Leased Premises and the Lessee hereby accepts from the Lessor, on lease, the Leased Premises ('**Lease'**).

1.2 The Lessee hereby confirms that he/it/they have been put in possession of the Leased Premises on the date mentioned in Part 14 of Annexure 1. The Lessee undertakes that the Leased Premises shall be deployed and used only for the purpose specified in **Part 3** of **Annexure 1** and no other business whether owned or permitted

by the Lessee shall be carried on therein. The Lessee is expressly prohibited from assigning, letting, underletting or subletting or parting with possession of the Leased Premises in any manner whatsoever, to any third party without the prior written consent of the Lessor.

1.3 The Parties agree that they shall abide by the terms of this Deed and the terms and conditions contained in the T&C Handbook a copy of which has already been handed over to the Lessee and constitute the fundamental agreement between the Parties however in case of any conflict/contradiction between the terms of present deed and T&C handbook, the terms of present deed shall prevail upon the terms of T&C handbook.

1.4 The use and occupation by the Lessee of the Leased Premises constitutes only a lease and tenancy arrangement for a period specified in **Part 6** of **Annexure 1** and does not purport to transferring of any right, title and interest of any other nature whatsoever in favour of the Lessee in, over or upon the Leased Premises. The Lessee categorically accepts the ownership of the Lessor over the leased premises and admits that the possession of the same is handed over on lease basis only.

2. DEFINITIONS

The following words / phrases shall have the following meaning/s attributed to them, wherever used throughout this Deed and the T & C Handbook:

A. "Business Hours" means the business hours of the Mall which

Authorised Signatory

shall be 11 (Eleven) hours in a day, i.e. from 10.30 AM to 9.30 PM on week days and 10 AM to 10 PM on weekends, subject to changes as prescribed by local authorities like Bangalore Police, Bruhat Bengaluru Mahanagara Palike etc. with respect to Business hours and 365 (Three Hundred Sixty Five) days of the year, or such other timings as may be determined by the Lessor subject to obtaining the necessary approvals and permissions in this behalf from the local authorities, provided however that the right to take the final decision on the business hours of the Mall shall remain with the Lessor;

B. "**Dispute**" means any dispute or difference between the Parties arising out of or relating to the Lease deed ;

C. "**Due Date**" means a day not later that the 7th (Seventh) day of a month for which Rent and all charges payable in relation lease of the premise become due and payable, unless otherwise agreed;

D. "**Fit Out Period**" means a rent free period available to the Lessee to commence and complete its fit out works in the Leased Premises, being the period from the Temporary Hand Over Date up to the Rent Commencement Date specified as Fit Out Period in **Part 18** of Annexure 1.

E. "**Force Majeure event**" means a fire or other casualty or accident, strike, war, or other violence, riots, civil unrest, any law, or regulation of any government or statutory authority, or any act or condition whatsoever beyond the reasonable control of such Party (not due to any act, neglect or default of Such Party) whereby the

Authorised Signatory

MUMBAI

performance by either Party, of any of its obligations under this Lease Deed, is prevented, restricted or interfered with.

F. **"Group Company/ies"** means any entity, which controls, is controlled by, or is under the common control of such Party. The term 'control' shall mean the beneficial ownership directly or indirectly of more than 50% (Fifty Percent) of the voting securities of such entity or control over the majority of the composition of the Board of Directors or power to direct the management or policies of such entity by contract or otherwise.

G. **"IFRSD"** means the interest free refundable security deposit specified in **Part 12** of **Annexure 1** to this Lease Deed deposited by the Lessee with the Lessor as interest free refundable security deposit during the duration of the Term, and any renewal thereof;

H. **"Interest on delayed payment of Rent"** means interest on delayed payment of rent, calculated from the 1st month in question at the rate specified in **Part 10** of **Annexure 1.**

I. **"Lease Commencement Date"** means the date specified in **Part 8 of Annexure 1** to this Lease Deed on which date the Lessor has permitted the Lessee into the Leased Premises for carrying out fit outs, being the Temporary Handover Date;

J. **"Lease Deed"** means this Deed of Lease and includes the T & C Handbook, all annexures and schedules annexed hereto or referred to herein together with any amendments made thereto from time to

time. The Lessee agrees that the T & C Handbook may be amended exclusively by the Lessor from time to time so as to regulate the business within the Mall and may be commonly applied to all or some of the Lessees, as specified therein;

K. "**Leased Premises**" is the premises within the said Building, being the unit/s specified in **Part 4** of **Annexure 1** in the Mall and marked in the colour Red in the plan attached hereto, given in lease by the Lessor to the Lessee in terms of this Deed;

L. "**Lease Term/ Term**" means the period of the lease specified in **Part 6** of **Annexure 1** to this Deed;

M. "**Lock-In Period**" means the period specified in **Part 7** of **Annexure 1** during which neither Party shall be entitled to terminate the lease for any reason whatsoever except by paying the penalty mentioned therein which the Parties agree as fair and reasonable, considering the business losses caused to the non-defaulting party;

N. "**Mall**" means the commercial building / shopping mall as described in the Clause B of the recitals and Schedule B.

O. "**Mall Manager**" means the third party property management company or agency that may be engaged by Lessor for managing the Mall;

P. "**Monthly Revenue" (LBR)** shall mean the gross monthly revenue accruing (whether received or not) to the Lessee from all business

Authorised Signatory

of whatsoever nature conducted on or from the Leased Premises and whether such business be for cash or credit or partly for cash and partly credit and whether by way of sale or exchange, or commission or otherwise, of goods, wares, merchandise and services (including without limitation advertising, displays, promotional counters, all internet or internet related sales and revenue), after deduction of State and Central Goods and Service Tax / Entertainment Tax, discounts and sales returns, provided that the sales price of merchandise delivered to the customer in exchange, shall be included in the monthly Revenue (net of Entertainment Tax/State and Central GST). Every sale concluded upon an installment or credit basis shall be deemed to be a sale for the full selling price in the month during which the sale is concluded irrespective of any arrangements between the Lessee and the purchasers regarding the time of payment. The Monthly Revenue shall be computed from the period commencing from 1st of the month to last day of the same month.

Q. **"Notice of Dispute"** means the notice served by one Party on the other Party stating the nature of any Dispute that may arise between the Parties;

R. **"Other Charges"** means any all other charges and fees payable by the Lessee to the Lessor under this Agreement.

S. **"Penal Interest Rate"** means the rate of penal interest payable by one Party to the other under this Deed in the event of specific delays as provided in this Deed, being a sum equivalent to interest calculated at the rate 6% above the State Bank of India's Marginal

Authorised Signatory

Cost Lending Rate ("MCLR") OR 12% (Twelve Percent) per annum, whichever is more, as specified in **Part 10** of **Annexure 1.**

T. "**Property**" means immovable property more fully described in the Schedule B hereto;

U. "**Rent**" means a total monthly rent to be calculated in accordance with **Part 9** of **Annexure 1**, agreed to be paid by the Lessee to the Lessor in consideration of the grant of lease of the Leased Premises;

V. "**Rent Commencement Date**" means the date specified in **Part 14** of **Annexure 1** to this Lease Deed on which date Rent in respect of the Leased Premises shall commence and become payable to the Lessor whether or not the Lessee has commenced business therein and in any case on the 76th day of the Temporary Handover Date;

W. "**Temporary Handover Date**" means the date specified in **Part 8** of **Annexure 1** on which the Lessor has permitted the Lessee to carry out the fit outs in the Leased Premises.

X. "**T&C Handbook**" means the handbook of terms and conditions with regard to the design, occupation, operation, maintenance, restrictions and permissions, house rules, day to day operational guidance, terms for vacation, disposal etc., applicable to all or some of the occupants of the Mall and the Lessor; which may be called as House Rules, Mall Manual, Design Criteria Manual etc.,.

Y. "**UCA area**" (Unit Carpet Area) of the Leased Premises shall mean

Authorised Signatory

MUMBAI

the total area of the Leased Premises and includes any areas covered by any columns and walls that are present within/ abutting/surrounding the Leased Premises.

3. RENT COMMENCEMENT AND DURATION

3.1 The Lease shall commence from the date specified in **Part 8** of **Annexure 1** (the '**Lease Commencement Date**') for a term specified in **Part 6** of **Annexure 1** ('**Lease Term**') and the Rent shall become payable from the date specified in **Part 14 of Annexure 1** (Rent Commencement Date). number of days as specified in Part 18 Annexure 1 from the Temporary Handover Date as Rent-free period for Fit outs or the date on which the Leased Premises is open for trading (Store Operation).

3.2 In the event the Lessee delays commencement of Store Operations in the Leased Premises beyond the agreed date, a penalty for delay in commencement of Store Operation will be levied which will be calculated as specified in **Part 15** of **Annexure 1.**

3.3 The Lease of the Leased Premises shall be for a period comprising the Lease Term. Provided that, the Lease may be extended for such further period on terms and conditions to be mutually agreed upon between the Parties and expressed in writing by way of a separate deed. The Lessee shall give advance notice of at least 3 (Three) months prior to the expiry of the Lease Term requesting the Lessor to extend the Lease, and if the Lessor accepts such proposal, the Parties shall execute a fresh lease deed on the negotiated / renewed terms and conditions of Lease, to enable a continuous and

Authorised Signatory

uninterrupted occupation of the Leased Premises by the Lessee. In the event the Lessor declines such request of the Lessee, the Lease shall terminate automatically on the last day of the Lease Term, and all consequences of termination shall follow.

3.4 Except as otherwise provided in Clause 9.2 herein, neither Party shall be entitled to terminate the lease for any reason whatsoever except as mentioned herein, during the Lock-in-Period. Even during the lock in period, the Lessor shall have rights to terminate the Lease in case of default in payment of rents or material breach committed by the Lessee. Notwithstanding the aforesaid, in the event the Lessee wishes to terminate the lease anytime during the Lock-in Period, the Lessee may do so, provided that the Lessee pays all Rent based on the last paid Rent for the remainder of such lock in period, and all charges payable in relation lease of the premise as if such lease had not been terminated.

3.5 After the Lock-in Period, either Party shall may be entitled to terminate the Lease by giving the 3 (Three) months' advance notice in writing to the other Party of its intention to terminate the lease, upon the expiry of which period, the lease shall stand terminated. During such notice period, the Lessee shall continue to pay the Rent, and all charges payable in relation lease of the premise and other dues payable to Lessor under this Lease Deed. Lessee shall also be obligated to keep the Leased Premises operational for minimum period of 2 months during the notice period of termination.

Authorised Signatory

MUMBAI

3.6 In the event the Lessee fails to keep the Leased Premises operational for the minimum period of 2 (two) Months, or extends the occupation of the Leased Premises beyond the notice period, then the Lessor shall have the right to charge twice the Rent and all charges payable in relation lease of the premise payable for the remainder of the entire notice period or till the date of surrender of the Leased Premises, as the case may be.

3.7 The Lessee shall provide the Lessor system generated sales report of the Leased Premises and the Lessor shall download the sales report through the link provided by the Lessee on daily basis. In addition to this the Lessee shall provide the audited sales report on annually basis certified by the certified Chartered accountant.

3.8 The Lessee has been provided with the Fitout Period to commence and complete its fit-out works and the same has been completed in compliance with the provisions of the **T&C Handbook**. Lessee is deemed to have commenced business in the Leased Premises on and from the date of this Deed of Lease and the Rent and all charges payable in relation lease of the premise payable in accordance with this Lease Deed.

3.9 The Lessee has paid 100% (One Hundred Percent) of the IFRSD to the Lessor in accordance with Clause 5 below, the receipt of which the Lessor does hereby acknowledge.

4. RENT AND OTHER CHARGES.

4.1 The Lessee agrees and undertakes to make payment in advance on a monthly basis, the agreed Rent and other charges together with periodical enhancements thereto as specified in the **Annexure 1** of this Deed to the Lessor on or before the relevant due dates and in the manner specified under this Lease Deed. The Lessee shall also pay interest as specified in **Part 10** of **Annexure 1** on delayed payments of Rent and all other charges.

4.2 All payments made by the Lessee to the Lessor shall be subject to deduction of tax at source at the prescribed rates (or at such rates indicated by the Lessor in pursuance of any order of the Authorities) and Lessee shall issue the Tax Deduction at Source certificate to the Lessor or proof of deposit of TDS with Income Tax Authority in the manner as mandated under the Income Tax Act, 1961.

4.3 If the Lessee fails to issue the Tax Deduction at Source (TDS) Certificate to the Lessor as prescribed above, the Lessee shall be liable to pay penalty of Rs 5,000/- (Rupees Five Thousand Only) every week until such certificate is issued to the Lessor.

4.4 The Rent shall stand enhanced periodically as specified in **Part 11 of Annexure 1** . The applicable Goods and Service Tax on Rent shall be payable by the Lessee to the Lessor, along with the Rent and in the event of any new taxes, levies, cesses, outgoings and charges payable on the Rent, such taxes, levies, cesses, outgoings and charges shall be borne by the Lessee.

Authorised Signatory

MUMBAI

4.5 The Rent shall be payable in advance on or before the Due Date being the 07th day of every month. Interest will be charged on the defaulted amount from the 08th day of the relevant month up to the date of complete payment thereof. This is without prejudice to the rights of the Lessor to terminate the Lease in terms of this Lease Deed.

4.6 It is expressly agreed by and between the Parties that the Rent and all charges payable in relation lease of the premise payable by the Lessee to the Lessor in respect of the Leased Premises shall for all purposes be deemed to be fair and reasonable, and the Lessee shall not challenge the same in any court of law or before any authority, tribunal or forum as not being fair compensation in respect of the Leased Premises. The rents and other dues arising out of this deed is mutually agreed and arrived between the parties after due deliberation.

5. INTEREST FREE REFUNDABLE SECURITY DEPOSIT (IFRSD):

5.1 The Lessee has paid the IFRSD, being a sum as specified in **Part 12 of Annexure 1**, to the Lessor in the following manner:

Date	Amount
On execution of LOI.	A sum specified in Sub-clause (a) of **Part 12A** of **Annexure 1** and the Lessor acknowledges receipt thereof.

For [illegible] PRIVATE LIMITED
Authorised Signatory

MUMBAI

On execution of this Deed or the date of operation of store whichever is earlier.	A sum specified in Sub-clause (b) of **Part 12A** of **Annexure 1** and the Lessor acknowledges receipt thereof.

5.2 The Lessee shall ensure that the IFRSD is always maintained as specified in **Part 13 of Annexure 1.**

5.3 The entire IFRSD shall be refunded by the Lessor to the Lessee within 60 days (free of any interest accruals) from the date on which the Lessee surrenders and hands over possession of the Leased Premises to the Lessor at the expiry or earlier determination of the lease in respect of the Leased Premises; subject to deductions, if any, of arrears in Rent and all charges payable , costs towards restoration of the Leased Premises to the original condition in which it was handed over on the Handover Date (subject to reasonable wear and tear), maintenance and electricity charges, together with deductions, if any, towards premature termination of the lease within the agreed Lock-in Period or towards any un-served notice period, and such other dues as may be payable by the Lessee or remain outstanding as on the date of such expiry or earlier termination thereof. Nothing herein shall prevent the Lessor from claiming any additional sums from the Lessee so as to bear and pay the entire outstanding in respect of any of such charges mentioned herein or any part thereof. The parties agree to execute cancellation of Lease in such form and manner as may be required by the Lessor after effecting refund of the IFRSD.

Authorised Signatory

MUMBAI

6. POSSESSION

The Lessor has handed over vacant physical possession of Leased Premises to Lessee on the Temporary Handover Date for carrying out fit outs and is permitted to operate the store from the rent commencement date in terms of present agreement and the Lessee hereby acknowledges the same.

7. COVENANTS, REPRESENTATIONS & OBLIGATIONS OF THE LESSOR

7.1 Title to Property

The Lessor covenants that it is the sole and absolute owner of the Property and that to the best of its knowledge, none else has any right, title, interest or share therein, and that the Property is free from all encumbrances (except as disclosed to the Lessee or such charges, mortgage/s etc. created by the Lessor as security for due repayment of facilities availed by the Lessor from bank/s / financial institution/s), attachments, Court or acquisition proceedings or charges of any kind.

7.2 Peaceful Occupation of the Premises:

The Lessee, on paying the Rent, for the Leased Premises and observing and performing the covenants, conditions and stipulations contained in this Deed including the T&C Handbook, shall have unimpeded use, complete and peaceful enjoyment and occupation of the same during the duration of the lease at all times without any let, hindrance, obstruction, or interruption whatsoever by the Lessor

Authorised Signatory

or any person or persons lawfully or equitably claiming by, from, under or in trust for the Lessor.

7.3 **TAXES & OUTGOINGS**

a. The Lessor is solely responsible for paying the municipal taxes and cesses, rates, levies and any other charges in respect of the Property directly to the concerned authorities.The Lessor agrees to bear and pay the incremental municipal taxes and cesses if any, apportioned to the Leased Premises and become payable from the Rent Commencement Date.

b. Applicable State and Central Goods and Service Tax or other levies, if any, payable on the Rent shall be borne by the Lessee.

c. In the event of any other new taxes, levies, cesses, outgoings and charges payable on the Property and the Mall after the date of this Deed, the Lessor only shall bear and pay all such new taxes, levies, cesses, outgoings and charges in proportion to its Total Leasable Area to the Total Leasable Area of the Mall. If the charges are generic to the Mall as a whole, the same shall be treated as a common expense.

7.4 **MAINTENANCE**

Both the Parties agree that the Lessor has appointed **Propcare Mall Management (India) Private Limited** to maintain the Mall and the Lessee shall not challenge such appointment in any manner whatsoever. The Lessee agrees that the Lessor shall have the exclusive authority to retain or appoint the maintenance agency and

Authorised Signatory

the Lessee shall not challenge such appointment in any manner whatsoever. The Lessee shall oblige to all the terms and conditions stipulated in the Maintenance and Services Agreement and is liable for the consequences of material breach as stipulated in Maintenance & Services Agreement only. The maintenance agency shall have the full and unrestricted right to assign its rights and interest in this agreement hereunder at any time to Abhishek Propbuild Pvt. Ltd without the prior written consent thereto of the tenant.

7.5 **REPAIRS**

The Lessor shall, at its expense, carry out all major repairs and maintain in good condition, the roof and walls of the common areas of the Mall, and undertake repairs relating to, damage to walls, bursting/ or damage to the sewerage system in the Mall, and the Lessor may carry out the same at its own discretion in terms of timelines and priority, provided such defects or damage are not caused due to the negligence of the Lessee.

7.6 **LOANS/RENT DISCOUNTING /SECURITIZATION OF RECEIVABLES**

a. The Lessor shall be entitled to obtain loan facility / facilities from bank/s, financier/s, finance company / companies, other financial institution/s, as may be required for its business on the mortgage of or on security of the Property / Mall.

Authorised Signatory

MUMBAI

b. In the event the Lessor desires to avail of loans / rental discounting facility / securitization of receivables with its bank or such other financial institution, the Lessee shall be obliged to sign the requisite documents with such bank and / or financial institution, as may be deemed necessary and requested for by the Lessor.

c. At all times, the Rent and all other payments due under this Deed shall continue to be paid to the Lessor unless otherwise specified by the Lessor in writing .

7.7 INTELLECTUAL PROPERTY

a. The Lessor and / or its leasing agent / marketing consultant shall be entitled to use the name and logo of the Lessee and / or the brands in which the Lessee deals for promotional purpose of the Mall or in referring to the Lessee as a bona fide customer of the Mall or as a customer of the Lessor and the Lessee is not entitled to any consideration/charges/fee towards the usage of the same.

b. The ownership and all other rights in respect of the trademark/s, goodwill, trade name/s, copyright/s and / or any other intellectual property right/s of the Lessor shall at all times belong exclusively to the Lessor, whether during the term of this Deed or after the termination of this Deed, and the Lessee shall not be entitled to any such intellectual property right/s of the Lessor or to the use thereof in any manner whatsoever. The Lessee shall not use the name and / or logo of the Lessor in any advertisement, promotional material and / or other media coverage, save and except with the prior written consent of the Lessor, which consent shall not be unreasonably withheld if such use of the name and / or logo of the

Authorised Signatory

NEW CENTURY TRADING (INDIA) PVT. LTD. MUMBAI

Lessor is only for promotion of the business being conducted from the Leased Premises.

7.8 **LESSOR'S NON-LIABILITY**

a. The Lessor shall not be under any liability to the Lessee or to any employee, servant, agent, contractor, customer, invitee or licensee of the Lessee for any loss, damage, injury or inconvenience arising from any promotional event, property damage, closing, breakdown, defect or failure of the air-conditioning, power supply or the inability to operate or maintain any lifts, escalators or travelators or Conduit Media installed in the Centre at any time or times for any reason whatsoever.

b. It is clearly understood and expressly agreed by Lessee that the security provided by Lessor in the Mall is general in nature, scope and intent. Lessor neither covenants, undertakes to secure, guarantees nor shall be liable for the security of the Leased Premises or anything therein or anywhere else in the Mall.

c. Lessor shall not be liable to Lessee for any injury, loss, damage or diminution in value of any of its Fit Out or any inventory, stocks, merchandise, materials, cash, cheques or similar instruments or any documents, persons or things in the Leased Premises, the Mall due to any theft, break-in, accident, fire, natural disaster, acts of God, acts of government, riots, events arising from invasion, war or sabotage or any other reason. The losses if faced by Lessee for any reason shall not be attributable to the Lessor.

8 COVENANTS AND OBLIGATIONS OF THE LESSEE

Authorised Signatory

NEW CENTURY TRADING (INDIA) PVT. LTD. * MUMBAI

8.1 The Lessee shall be bound to pay to the Lessor, punctually and regularly, the Rent, and all charges payable in relation to the leased premise and all such other dues as required to be paid from time to time in terms hereof;

8.2 All payments due in terms of this Lease including Rent and other payments shall be payable without any prior demand therefor. and without any set-off or deduction whatsoever whether or not such Rent or other amount is in dispute. The Lessee shall, on demand and immediately, reimburse the Lessor or its agent all charges, including bank and legal charges incurred by the Lessor or its agent for collection of Rent, in addition to an administrative fee of Rs.10,000/- (Rupees Ten Thousand Hundred only) for dishonour of the Lessee's cheque by its bank. This shall be without prejudice to any other rights available to the Lessor under this Deed.

8.3 The Lessee shall ensure that all the statutory licences, approvals and permissions (Statutory Approvals) and trade related approvals and licenses such as Franchise Agreements, License Agreements etc., in relation to the operation of its business are obtained, complied in full, kept current and valid during the Term. The Lessee shall provide to the Lessor copies of all such approvals and licenses as and when demanded. Non-compliance of Statutory Approvals shall be deemed to be material breach of the terms of this Deed and at all times Lessee will indemnify the Lessor. The Lessor shall not be liable for any proceedings arising out of failure on part of Lessee to maintain required permissions/licenses etc., The Lessee shall indemnify the Lessor in this regard.

MUMBAI

8.4 The Lessee shall remove itself and all its belongings, employees, staff and agents, including its group companies and associated concerns from the Leased Premises and be bound to hand back and deliver to the Lessor promptly on the date of expiry or earlier determination of the lease, quiet, full, complete, vacant and peaceful possession of the Leased Premises, in good and tenantable condition subject to normal wear and tear.

8.5 The Lessee shall not create or attempt or purport to create any rights of whatsoever nature in favour of any third parties (including a Bank or other financial institution) in or to or in relation to or concerning its leasehold interest or the Leased Premises or any part thereof, however Lessee herein is free to sub-let and assign the leased premises to Company owned Franchisee by executing a seperate sub-lease deed by informing the same to the Lessor.

8.6 The Lessee shall maintain the front, side and rear elevations of the Leased Premises, in the same manner, colour and form as constructed / provided / handed over by the Lessor, and shall not at any time, alter the same in any manner whatsoever without the prior consent in writing from the Lessor;

8.7 The Lessee agrees and understands that the Lessor shall not be held responsible for any loss, theft or damage to any of the Lessee's belongings lying in or about the Leased Premises or the Mall.

8.8 The Lessee shall be entitled to apply for and obtain at its own cost and expenses separate telephone lines to be installed in the Leased Premises, only from the authorized vendors of the Mall, for and

Authorised Signatory

MUMBAI

during the period of the lease. However, all such lines shall be drawn to the Leased Premises through channels dedicated for such purpose only. The Lessee shall pay directly to the concerned service providers, the charges and rentals in respect of separate telephone connections which the Lessee installs in the Leased Premises and the Lessee shall keep the Lessor indemnified against any liability that may arise on the Lessor and/or the Leased Premises in this regard.

8.9 The T&C Handbook, Maintenance and Service Agreements terms and conditions in its entirety along with its amendments and addendums shall form part and parcel of this Deed and all the contents therein, including the stipulations, covenants, conditions, terms and rules, are binding upon the Lessee as an indivisible part of the Lease. The Lessee is bound to and undertakes to strictly observe and comply with all obligations stipulated in the T&C Handbook and Maintenance and Service Agreements terms and conditions. The Lessee shall observe and comply with the rules, regulations and the bye-laws (as may be amended from time to time) prescribed by the Lessor or the Mall Manager that may be engaged for managing the Mall and the rights and obligations of the occupiers of the units / premises in the Mall.

8.10 The Lessee agrees and shall strictly operate the business in the Leased Premises as per the terms of the Lease Deed, Maintenance and Service Agreements terms and conditions and the T&C Handbook.

8.11 The Lessee shall ensure that the Lessee conducts its business only in the name specified in **Part 3** of **Annexure 1** and shall ensure

Authorised Signatory

that the Lessee does not conduct its business in any other name except with the prior written consent of the Lessor.

8.12 Without in any way limiting any other remedy available to the Lessor for any breach of this Deed constituted by any of the following conduct, the Lessee shall on demand pay to the Lessor Rs. 20,000/- (Rupees Twenty Thousand) for each of the following breaches/violations:

(i) for each statement (other than the Sales Statement as mentioned in clause 7 of the T&C Hand Book), certificate, report or other item of information which the Lessee is obliged to furnish to the Lessor and which is not furnished on or before the due time therefor;

(ii) For each hour or part thereof on each occasion on which the Lessee's business is not open at the opening time or at the closing time of the Mall (as determined by the Lessor or the Mall Manager from time to time) or is not open to the public continuously between those times, i.e. during the Business Hours.

(iii) For each day or part thereof on which the Lessee conducts its trading and/or marketing activities outside of the boundaries of the Leased Premises within the Mall without the prior written consent of the Lessor or the Mall Manager.

(iv) for each day or part thereof on which the Lessee leaves or permits to be left any goods or items in the service areas, landings, stairways or passages or in any part of the Mall other than specific areas allocated to the Lessee for such purpose.

(v) For each day or part thereof on which the Lessee uses any tape/CD players, radios, television sets or other similar devices in a manner so as to be heard outside the Leased Premises or in any other way causes a disturbance to its neighbours.

Authorised Signatory

MUMBAI

(vi) Notwithstanding anything contained elsewhere in this Lease Deed in the event of the Lessee keeping the Leased Premises closed for business for two or more than two consecutive days, then the Lessee shall be liable to pay twice the Rent as penalty during such closure period.

8.13. The Lessee covenants that for carrying out the installations, partitioning and other works, materials of such standard as to type, quality, color and size as the Lessor, its architects or engineers approve shall be used. Such installations, partitioning and other works shall be carried out in the Leased Premises in accordance with plans and specifications that have received the prior written approval of the Lessor, its architects or engineers and where applicable, the relevant governmental and/or statutory authorities. Such installations, partitioning and other works shall be effected by a contractor appointed by the Lessee and approved by the Lessor in writing and in accordance with approved plans and specifications and under the supervision of an architect or engineer appointed by the Lessor and the completion thereof shall be subject to approval in writing by the Lessor, its architects or engineers. The Lessee shall not make any additions, alternations or renovations to the said installations, partitioning and other works, except with the prior approval in writing of the Lessor.

8.14 The Lessee undertakes to renovate the Leased Premises at its own expense, as per Part 20 of Annexure 1. The Lessee further agrees to adjust / replace all decorative or shop fitting items upon its deterioration due to wear and tear or for the purpose of upgrading the standard of the Leased Premises as may be deemed

necessary or upon receiving a notification from the Lessor to effect such changes or replacements even before the expiry of the said period. It is clarified that the period referred to herein is not to be construed as the period of the Lease. Failure on the part of the Lessee to renovate the store as specified shall entitle the Lessor to charge the penalty as specified in Part 20 of Annexure 1. For avoidance of doubt, failure on the part of the Lessee to commence the fitout works within 15 days of receipt of notice from the Lessor, shall be deemed as a material breach of this Deed.

8.15 The Lessee covenants not to make or permit to be made any structural alterations in or additions to the Leased Premises or any part thereof or the Lessor's fixtures, fittings and decorations therein, if any; and in particular not to make or permit to be made any such alterations or additions that will prevent the full and unrestricted use and benefit of the air-conditioning system to portions of the Mall adjoining the Leased Premises or do any act, matter or thing in or to the Leased Premises or any part thereof without having first obtained the written consent of the Lessor. All such alterations or additions shall be carried out by the Lessee at its own cost and with such materials and in such manner and at such time as shall be designated by the Lessor. Upon the determination of the Lease Term or any renewal thereof, if requested by the Lessor, the Lessee shall remove all such alterations or additions, in such manner and at such time as shall be designated by the Lessor, so as to restore the Leased Premises to their original state and condition at the expense of the Lessee.

Authorised Signatory

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8.16 The Lessee, while carrying out such modifications or renovations, shall not disturb or affect the business of other occupants of the Mall or cause any damage to the other parts of the Mall. The Lessee shall be responsible for the day-to-day maintenance of the fit-outs and shall also be responsible (but not obliged) for insuring the same.

8.17 The Lessee agrees to procure all statutory approvals that need to be obtained from the municipal authorities and such other authorities as may be required, with respect to or in connection with the installation of such fit-outs and generally to conduct the business of the Lessee and shall strictly adhere to all the license conditions.

8.18 The Lessee does hereby indemnify and agrees to keep indemnified the Lessor at all times against all losses, damages, consequences, costs and other charges caused on account of or as a consequence of any non-disclosure, false representation, contravention of law or material breach of the terms of this lease by the Lessee or any wilful act or omission on the part of the Lessee or any of its servants, customers or agents whether directly or indirectly either by effecting or not effecting any repair to the Demised Premises or any way causing the spread of fire or smoke or flow of water from the Leased Premises or any part thereof. The Lessee shall effect adequate insurance cover in respect of such risks with a reputed insurance company in the joint names of the Lessor and / or the Lessee with an appropriate indemnity limit of not less than 30 (Thirty) times the monthly Rent for the Leased Premises on any accident or series of

Authorised Signatory

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accidents arising from any one occurrence. Such master policy to include a standard form of cross liability clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted without the prior written consent of the Lessor and the Lessee shall pay the premiums regularly and the Lessor shall receive a certificate from the insurance company to that effect showing that all due premiums are paid in full and in all respects valid and subsisting. The Lessee shall comply with all fire and safety precautions and shall not store any chemicals, inflammable liquids, acetylene, gas, alcohol, volatile explosive oil or substances upon the Leased Premises and will not use any of such substances or fluid in the Leased Premises for any unauthorized purpose to ensure there is no possibility of invalidating insurance. Additionally, whilst carrying out any fittings, decorations or renovation works, the Lessee will take out appropriate public liability and contractors all risks policies. All such insurance policies shall include a provision for waiver of subrogation against the Lessor. The Lessee shall not do anything whereby any policy of insurance in relation to the Mall that may have been taken out by the Lessor may become void or voidable or whereby the rate of premium thereon may be increased. The Lessee shall take out insurance policy on or before the Handover Date and shall ensure that the insurance is valid and subsisting throughout the term of the lease. The Lessee shall also cover its men and properties within the Leased Premises and to the extent permissible the contents of the Mall, by effecting appropriate insurances and provide copies of Insurance Policies to the Lessor. The Lessee alone shall pay the insurance premium and keep such

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insurance current at all times during the Term. The Lessor shall be entitled to claim such portion of the loss as may be appropriate under such Insurance in cases of damage to the Building /Properties in case of damage or destruction. It is however made clear that the Lessor shall not be liable in damages for any loss or destruction caused to the Lessee, its men and materials or visitors within the Leased Premises or the Mall and Property.

8.19 Failure on the part of the Lessee to provide a copy of the insurance policy/ies on demand by the Lessor, shall be deemed as a material breach of this Deed.

8.20 The Lessee shall not do, or permit to be done, any act, deed, matter or thing whatsoever whereby the insurance on the said Mall against loss, damage by fire and or other insurance perils and or claims by third parties, for the time being in force, may be rendered void or voidable whereby the premium may be increased as the result of any act, deed matter or thing done, permitted or suffered by the Lessee which case the Lessor shall be entitled without prejudice to any other remedy hereunder to recover from the Lessee the amount of such increase.

8.21 Notwithstanding anything to the contrary contained elsewhere, the reference to loss, damage in any of the clauses of the Deed including without limitation the T&C Handbook shall not mean to include any special, direct or indirect business losses or any action in tort.

9 TERMINATION OF LEASE

Authorised Signatory

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9.1 Unless otherwise terminated as provided in the Lease Deed, the lease shall be effective from the Rent Commencement Date and continue to be in force during the Term set forth in **Part 6 of Annexure 1** to this Deed.

9.2 Notwithstanding anything to the contrary contained elsewhere:

(i) The Lessor may forthwith terminate the lease, if the Lessee defaults or commits any material breach in the performance of any of its obligations or under the Lease Deed.

(ii) If the whole or any portion of the Mall is, at any time, destroyed or damaged by a Force Majeure event, so as to render the Leased Premises inaccessible or uninhabitable for a period beyond 6 (Six) months, either Party shall have the right to terminate the lease with immediate effect, without any cost or liability,

(iii) In the event the Lessee vacates during the Lock-in period then the Lessee will be liable to pay the Rent and all other charges payable in relation to the leased premise as stipulated in the Lease Deed for the entire remaining duration of the Lock-in period. Even during the lock in period, the Lessor reserves right to terminate the lease and recover the balance rents for remaining lock in period in the event the Lessee fails to pay rents and other dues under this deed or there is any other material breach from the Lessee.

(iv) After the Lock-in Period, either Party, may issue a notice in writing Three months (Notice Period) in advance the actual date of termination seeking to terminate the Lease. In the event such a notice is issued by the Lessee, the Lessee shall continue the business in the Leased Premises till the expiry of the Notice Period. If the Lessee chooses to vacate or stop operations from

the Leased Premises in less than Two months after giving notice, the Lessee shall be liable to three times the Rent payable for the remainder of the notice period.

(v) The Lessee may terminate this Deed after the Rent Commencement Date, until the expiry of the Lock in Period by making payment of the entire Rent (MGR) for the balance unexpired period and any time after the expiry of the Lock in Period during the Term by issuing to the Lessor an Advance Notice of not less than Three months of its desire to terminate the Lease

(vi) Notwithstanding anything to the contrary contained elsewhere, the Lessor shall inter-alia have the right to terminate this Deed/Lease at any time during the Lease Term for the following reasons:

(a) If the Lessee does not pay the Rent and / all other charges payable in relation to the leased premise under this Deed for a period of any 2 (Two) months, then the Lessor shall issue a Termination Notice to the Lessee and the lease shall automatically terminate on the date mentioned in such notice; For the purpose of this Clause, failure to pay the Rent and all other charges in relation to the leased premise on or before a due date shall constitute a default notwithstanding whether or not the Lessee pays the same subsequently.

(b) The Lessee is adjudged a bankrupt, resolved or ordered for dissolution or an Interim Resolution Professional is appointed by NCLT or other Authority (if it is a company) any proceedings for winding up is initiated against the Lessee under the insolvency and bankruptcy code or any other proceedings for non-compliance of any financial or economic legislations such as (PMLA) is initiated against the Lessee.

Authorised Signatory

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9.3 Upon termination of the lease, the Lessor shall, subject to handover of the vacant possession of the Leased Premises as a bare shell to the Lessor by the Lessee (subject to normal wear & tear), refund to the Lessee, the IFRSD (after lawful deductions if any) in respect of the Leased Premises. Thereupon, the Parties shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination. Provided that no such termination will relieve either Party from any liability arising from any obligation under, or any breach of the terms of, this Deed and the Lease occurring prior to such termination.

9.4 Notwithstanding anything to the contrary contained elsewhere, in the event of termination of the lease during the Lock-In Period by the Lessor owing to a breach by the Lessee of the terms and conditions of this Lease Deed or termination by the Lessee for any reason other than a material breach by the Lessor of the terms and conditions of this Lease Deed as the case may be, the Lessee shall forthwith be required to pay all Rent, and all other charges in relation to the leased payable to the Lessor for the remainder of such Lock-in Period, as if such lease had not been terminated. In addition:

(a) The Lessee shall remove from the Leased Premises all the furniture, fixtures, fittings, stock, stock-in trade, etc. belonging to the Lessee on or before the lease terminates without damaging the Leased Premises and the Mall and handover the Leased Premises to the Lessor. The Lessee shall pay the Lessor the Rent, and other dues due for and during the notice period. Further, the Lessor shall be entitled to break open the lock of the Leased Premises in respect of which the Lease is terminated or which Premises remains locked

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and unavailable for business contrary to the terms of this Deed whether or not the lease is terminated or the Rents and all other charges are paid. Upon such event, the Lessor shall carry out an inventory of the goods and other material lying within the Leased Premises and take possession of the Leased Premises. All of such goods shall be handed over to a warehouse for safe keep for a period of six months within which period, the Lessee may take possession of such goods by making payment of the warehouse and transport charges. Upon the expiry of the said six month period, the warehouse may auction the goods and appropriate the amounts realized towards the warehouse rent, transportation charges and other incidental, balance amount if any shall be maintained as a deposit with the Lessor. The perishable goods if any may be auctioned by the Lessor immediately upon repossession of the Leased Premises. However, no such action shall be undertaken by the Lessor except after lapse of four clear days of a notice duly sent by Registered Post Acknowledgment Due to the last known address of the Lessee and the Lessee fails to remedy the breach within the time mentioned in such notice. The Lessee agrees that the above right of the Lessee is fair and reasonable considering the nature of the business and that the Lessee agrees not to claim the Lease Premises so determined or any damages in respect thereto for whatsoever reasons. Upon such event of repossession by the Lessor under this provision, the Lease is deemed to have been terminated and depending upon the time when such material breach occurs, the consequences of Termination shall follow.

(b) The Lessor will be entitled to deduct the arrears, if any, of the Rent due to it and or any other dues payable by the Lessee to the Lessor

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under the lease, from and out of the IFRSD and shall refund only the balance of the IFRSD to the Lessee. In the event the IFRSD is insufficient to make good the Rent and other dues payable by the Lessee to the Lessor under the lease, without prejudice to any other rights of the Lessor, the Lessor shall have full and undisputed possession rights of the Leased Premises. In the event the IFRSD is insufficient to make good the Rent and other dues payable by the Lessee to the Lessor under the lease, without prejudice to any other rights of the Lessor, the Lessor shall have full and undisputed possession rights of the Leased Premises and shall also have lien on the complete stock and movable property of the Lessee in the Mall in respect of the amounts owed to the Lessor by the Lessee.

9.5 In the event the lease expires due to efflux of time then the Lessee shall vacate and handover possession of the Leased Premises to the Lessor on or before the expiry of termination notice period as per part 21 of Annexure 1 or on or before the expiry of the Lease Deed by efflux of time. Notwithstanding anything mentioned elsewhere in this Deed, in the event of the Lessee failing to hand over the Leased Premises to the Lessor upon termination or expiry of the Lease, the Lessor shall not be liable to refund the IFRSD until 60 days from the date of handover and the Lessee shall be liable to pay penal Rent at 3(Three) times the normal Rent then payable for every month or part thereof, of delay in handover of the Leased Premises which amount, the Parties agree shall be a pre-estimate of the mesne profits at that point in time for the Leased Premises. Further, any sales made during this period will be considered for computing the Revenue Share. Notwithstanding anything to the contrary contained elsewhere, in the event the Lessee opts to

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continue in possession of the Leased Premises by paying an enhanced Rent equivalent to three times the last payable monthly Rent, all other terms and conditions of the lease as specified in this Lease Deed shall continue to be in full force and effect and shall govern the lease, at the discretion and decision of the Lessor, and without prejudice to the rights of the Lessor to take any legal measures against the Lessee.

9.6 Any provision of this Lease Deed, which is expressly or by implication to continue in force after termination, shall continue in full force and effect and no action of re-possession by the Lessor in terms of this Deed shall entitle the Lessee or anyone claiming under the Lessee to claim any damages whether direct, indirect or consequential. The Parties agree that in view of the Leased Premises being part of Mall, the right of repossession set out in Clause (9.4) above is fair and reasonable and that the Lessee shall not be entitled to claim any damages in this regard.

10. Consequences of Material Breach

A. In the event of default by the Lessee as specified in Clause number 8.12, 8.13 (ii), (iii), (iv) of the Lease Deed, Part 2.1, 4.3 (9), (10), 4.10 of the T & C Handbook, Maintenance and Service Agreement terms and conditions or any other provisions as laid down in this Agreement, the Lessor shall have the right to forthwith terminate this Lease.

Authorised Signatory

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B. In the event of default by the Lessee as specified in Clause number 8.13(vi), 9 of the Lease Deed, Part 9 and 14 of Annexure 1 and Clauses 4.2, 4.3 (1), 4.19, 6.2, 8 of T & C Handbook, Maintenance and Service Agreement terms and conditions or any other provisions as laid down in this Deed, the Lessor shall have the right to forthwith terminate this Lease, forfeit the entire IFRSD, and take immediate possession of the Leased Premises and its contents, fixtures and fittings, irrespective of the ownership of the contents, fixtures and fittings in terms of the provisions set out in clause (9).

11. Damage to Leased Premises

If at any time during the term of the lease, the Leased Premises and/or the Mall is destroyed / damaged by reason of any willful act or negligence on the part of the Lessee, the Lessee shall report such damage to the Lessor and ensure that the Leased Premises and/or the Mall is restored to its original condition through the Lessor, at the Lessee's cost and expense. The payment of the Rent, and all other dues as applicable for that period shall continue. If any insurance proceeds are recovered by the Lessor, same shall be utilised by the Lessor to reimburse the expenses of the Lessee incurred to restore the Leased Premises to its original condition. It is clarified that the lease for the Leased Premises shall not automatically terminate or come to an end upon the Leased Premises and/or the Mall being destroyed as aforesaid. Provided further that in the event the Leased Premises and/or the Mall is destroyed / damaged by reason of any willful act or negligence of

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the Lessee, the Lessor shall be entitled to terminate the lease and all consequences of termination shall follow.

12. Force Majeure

a. If the performance by either Party, of any of its obligations under this Lease Deed is prevented, restricted or interfered with by a Force Majeure event, then such Party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that such Party shall give prompt notice within a period of 30 (Thirty) days from the date of occurrence of the Force Majeure event and providing a description to the other Party of such Force Majeure in such notice, and provided further that such Party shall use reasonable efforts to avoid or remove such cause of non-performance and shall continue performance hereunder whenever such causes are removed.

b. Either Party shall not hold the other responsible for any structural damage to the Leased Premises due to the occurrence of a Force Majeure event.

13. Sale of Leased Premises

a. During the subsistence of the lease, the Lessor (and every subsequent purchaser / assignee of the Leased Premises) shall be entitled to sell, assign and / or otherwise dispose of the Leased Premises, together with the benefits, but subject to the obligations of this Deed.

b. The sale of the Leased Premises shall always be subject to the Lease hereby granted to the Lessee in respect thereof, and this

Authorised Signatory

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shall be specifically provided in the Deed for Sale / Indenture of Conveyance / other Deed that may be executed in favour of a third party buyer.

14. Notices

Any notice to be served on the Lessor / Lessee in terms of this Deed shall be deemed to have been properly served if addressed to the Lessor / Lessee at their respective address specified in **Part 16** of **Annexure 1** and sent by registered post acknowledgement due, unless the Lessor / Lessee have given proper notice to the other Party of the change of such address.

15. DISPUTE RESOLUTION

a. Except as otherwise specifically provided in this Lease Deed, the following provisions apply if a dispute or difference arises between the Parties.

b. A dispute will be deemed to arise when one Party serves on the other Party a Notice of Dispute.

c. The Parties hereto agree that they will use all reasonable efforts to resolve between themselves, any Dispute through negotiations.

d. Any Dispute or difference whatsoever arising under or in connection with this Deed which could not be settled by Parties through negotiations, within a period of 30 (Thirty) business days from the service of the Notice of Dispute, shall be finally settled by

Authorised Signatory

arbitration in accordance with the Arbitration and Conciliation Act, 1996 and any amendments thereto and:

(i) The dispute shall be settled by way of arbitration by sole arbitrator appointed by the Lessor hereto.

(ii) The venue of the arbitration shall be Bengaluru Urban, India; The Courts in Bengaluru Urban shall have jurisdiction to try all the matters arising out of this deed.

(iii) All proceedings shall be conducted in English and a daily transcript in English shall be prepared;

(iv) The decision of the arbitrator shall be final and binding on the Parties; and

(v) The arbitration proceedings shall be completed within 60 (Sixty) days from the date of constitution of the Arbitration Panel.

(vi) The Party losing the Arbitration shall bear the entire arbitration charges and costs.

16. MISCELLANEOUS

a. This Deed and the T&C Handbook, Maintenance and Service Agreement terms and conditions constitute the entire agreement and understanding of the Parties in respect of this lease and supersedes any and all prior negotiations, correspondence, Term Sheets, agreements, understandings, duties or obligations between the Parties in respect hereof. In the event of any conflict between the terms of this deed and the T&C Handbook the terms of this Deed shall prevail, to the extent of such conflict.

Authorised Signatory

MUMBAI

b. As per the applicable laws the Lessee shall come forward for registration of the present deed prior to commencement of its operation in the leased premises. The right of lease of the Lessee shall commence only when this deed is registered in accordance with law. In the event the Lessee fails to come forward for registration of this deed after the expiry of 30 days of grace period from the Rent Commencement Date, the Lessee shall be treated as a trespasser and consequently liable to be evicted from the premises and the Lessor shall take possession of the premises along with the fixtures and stocks of the Lessee lying on the premises as on that day.

c. The Lessee agrees to bear and pay the Stamp Duty and Registration Charges together with all the related expenses thereto and get this Deed duly registered before the Rent Commencement Date or before the expiry of Fit out period whichever is earlier. However the complete co-ordination with the sub-registrar for registration of the lease shall be by the representative of the Lessor.

d. The Lessor shall, after obtaining prior written consent from the Lessee, be entitled to announce or publicize in any manner, the transaction contemplated hereunder or any other matter related hereto.

e. Except as otherwise provided herein, any modification, amendment or waiver of any provision of this Deed shall be effective only if it is in writing and signed by the authorized representative of both Parties as and by way of an Amendment to this Deed. No failure to exercise or any delay in exercising any

Authorised Signatory

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right, power, privilege or remedy under this Deed shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part. No single or partial exercise of any right, power, privilege or remedy under this Deed shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

f. If any provision of this Deed or its application thereof to any person or circumstance is declared to be invalid or unenforceable the remainder of this Deed and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each provision of this Deed shall be valid and enforceable to the fullest extent permitted by law and shall not be affected by the invalidity or unenforceability of the remainder of it. To the extent required to make this Deed valid, the offending provisions shall be severed from this Deed. The Parties shall replace the unenforceable provision with another valid provision which as far as legally possible reflects the original intent of the Parties.

g. Both Parties hereby represent that the person signing this Deed representing each of them is duly authorized and empowered to execute this Deed and to bind such Parties. Each Party has furnished to the other the requisite corporate resolutions obtained for the purpose of executing this Deed and performing their respective obligations hereunder.

h. Both the Parties hereby undertake, at the request of the other to execute or procure the execution of such documents and do or procure the doing of such acts and things that the other Party

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may reasonably require for the purpose of giving to each Party the full benefit of all the provisions of this Deed.

i. This Deed and its performance shall be governed by the laws of India and, subject to arbitration be subject to the exclusive jurisdiction of the courts in Bangalore .

j. The paragraph headings contained in this Deed are for the convenience of the Parties and shall not affect the meaning or interpretation of this Deed.

k. The words "hereof", "herein" and "hereunder" and words of like import used in this Deed shall refer to this Deed as a whole and not to any particular provision of this Deed. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Annexures, Clauses, Articles, Sections, Exhibits and Schedules are to Annexures, Clauses, Articles, Sections, Exhibits and Schedules of this Deed unless otherwise specified. All Annexures, Clauses, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this deed as if set forth in full herein. Any capitalized terms used in any Annexures, Clauses, Exhibits or Schedules but not otherwise defined therein, shall have the meaning as defined in this Deed. Any singular term in this Deed shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Deed, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing

Authorised Signatory

and other means of reproducing words (including electronic media) in a visible form. References to any person include the successors and permitted assigns of that person.

SCHEDULE A PROPERTY

(Description of the Land)

All the piece & parcel of the property bearing Municipal No.1, II Main Road, Malleswaram, Ward No. 26, Bangalore and bearing CTS No. 3593 and measuring in all about 18.69 Acres and bounded as follows:-

East By: LIC Building and Sampige Road

West By: Broad Gauge Railway Line

North By: South End Road

South By: Private Property

SCHEDULE B PROPERTY

(Description of the MALL)

All the piece & parcel of the property named as **Mantri Square**, constructed on the Schedule 'A' Property bearing No.1, Sampige Road, Bangalore- 56003.

Authorised Signatory

IN WITNESS WHEREOF THE PARTIES HERE TO HAVE SET THEIR HANDS TO THIS LEASE DEED ON THE DAY, MONTH AND YEAR FIRST ABOVE MENTIONED

LESSOR	LESSEE
For [illegible] PRIVATE LIMITED Authorised Signatory Signature: Name: Designation: Authorized Signatory	Signature: Name: ________ Designation: ________
WITNESSES:	
1. Signature: Name:	2. Signature: Name:

MUMBAI

ANNEXURE 1

Part	Head	Details	Reference
1.	Date of Lease Deed	The _____ day of August, 2023	Title Clause
2.	Name of the Lessee, constitution and registered address	**New Century Trading India Private Ltd** A company incorporated as per companies act , having its office at Unit No.5 , The Centrium, Phoenix Market City. L.B.S Marg Mumbai Represented by its Authorised Signatory Mr/Varun Kant Vide Board resolution dated 25th November, 2022	Title Clause
3.	(i) Business of Lessee to be carried out at Leased Premises; and (ii) Name of the Business	**(i) Home Furniture and Furnishing** **(ii) HomesToLife**	Paragraph F of Recitals Clause 1.2 of this Deed and Clause 4.1 & 10 (vii) of T&C Handbook
4.	Leased Premises	Unit No. S-43 on the Second Floor at Mantri Square, measuring **8984 Sq.ft. (Eight Thousand Nine Hundred and Eighty Four Square Feet)** of Total Leasable Area "Total Leasable Area" shall refer to 5615 Sq.ft. (Five Thousand Six Hundred and Fifteen Square Feet) of Unit Carpet Area plus(+)60% (Sixty percent) of Unit Carpet Area as loading.	Recital C / Clause 2 K of

For [illegible] PRIVATE LIMITED

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		It is to be noted that Unit Carpet Area (UCA) of the leased premises shall include 100% of the dividing walls and 100% of the external walls, as well as any columns present within the Leased Premises.	definitions
5.	LOI/Agreement to Lease	13.05.2023	Paragraph D of recitals
6.	Lease Term	(6) Six Years from the Rent Commencement Date.	Paragraph C of Recitals, and Clause 1.4 of this Deed & Clause 2 L & 3 .1
7.	Lock-in period	24 (Twenty Four) months from the date of rent commencement period is Lock in Period for both the Parties.	Clause 2 M of Definitions
8.	Temporary Handover Date/ Lease Commencement Date	: 12-06-2023	Clause 2I - of Definitions
9.		**Rent**	Clause 2 U of Definitions

(a) "Rent" shall mean the total monthly rent payable by the Lessee to the Lessor calculated as the greater of either (i) MG, as defined below; or (ii) the MR as defined below. Since the Rent payable is determinable only at the end of each month, after determination of the MR, as specified herein, the Lessee shall make MG/ Escalated MG payments to the Lessor every month as specified herein, on or before the Due Date. Subsequently, the MR for each month shall be paid to the Lessor on or before the 7th of the succeeding month. It is provided that at no time can the resultant Rent payable by the Lessee drop below the MG plus periodic escalations thereon accumulated over the Lease Term to

For ABHISHEK PROFBUILD PRIVATE LIMITED

MUMBAI

date.

(b) "Minimum Guaranteed Rent" or "MG" shall mean rent of **Rs. 54 /- (**Rupees Fifty Four Only) per SQFT per month for First Three Years plus applicable taxes payable in advance for each month from the Lease Commencement date on Total Leasable Area. The MG shall stand enhanced periodically as specified in Part 11 of Annexure 1.

(c) "Revenue Share" shall be calculated each month at the rate of **10% (Ten Percent)**on Net Sale of the Lessee's Business Revenue ("LBR") as defined hereunder, The Revenue Share percentage for the preceding month will be calculated and payable by the 7th of every succeeding month based on self-certified monthly statement (Net Sales = Gross Sales –Taxes-discounts).

(d) "Lessee's Business Revenue" or "LBR" shall mean but not be limited to the gross consideration accruing (whether received or not) to the Lessee and all the licensees, concessionaires, franchisees and sub-lessees of the Lessee and any third party operating from the Leased Premises (if permitted by the Lessor under this Deed) from all business of whatsoever nature conducted on or from the Leased Premises. It shall mean and include the gross consideration accrued from all business of whatsoever nature, whether such business be for cash or credit or partly for cash and partly credit and whether by way of sale or exchange, or commission or otherwise, of goods, wares, merchandise and services (including financial services) performed, together with the amount of all orders (including but not limited to mail, internet and telephone orders) taken or received at the Leased Premises, irrespective of where delivery is effected, and all sales completed by delivery at the Leased Premises or elsewhere, and all sales made by means of merchandise or other vending devices in the Premises.

(i) If one or more departments or other divisions of the business carried out at/from the Leased Premises is sublet by the Lessee (if permitted by the Lessor under this Deed) or is conducted by any person, firm, company or entity other than the Lessee (if permitted by the Lessor under this Deed), including an entity in which the Lessee

Authorised Signatory

MUMBAI

has an interest, then the gross revenue of such departments or divisions are to be included in the LBR and considered in the same manner and with the same effect as if the business of such departments had been conducted by the Lessee itself.

(ii) The LBR shall not include any amounts collected and paid out by the Lessee to any statutory authority in respect of any taxes, levies, or cesses, including State and Central Goods and Service Tax or any other similar levy of a like nature and also includes discounts provided to customers.

(iii) The LBR shall include any and all consideration received by the Lessee from any advertisement or publicity (vide hoardings, billboards, promotional displays, events, glow signs, banners, standees or in any other manner whatsoever) of any brand or merchandise in the Leased Premises (including but not limited to the internal walls and the shop front glazing/window) from any third party including manufacturers and/or wholesalers and/or distributors of any merchandise sold/traded by the Lessee.

(iv) The sales consideration from merchandise returned by any customer for exchange shall be deducted from the LBR, provided that the sales consideration from the merchandise delivered to the customer in exchange is included in the LBR.

(v) Every sale concluded on an instalment or credit basis shall be deemed as a sale at full selling price in the month during which the sale is concluded irrespective of any arrangements between the Lessee and the purchasers regarding the time of payment.

(e) "Monthly Revenue" or "MR" shall mean the gross monthly LBR, as defined above after deduction of State and Central Goods and Service Tax/Entertainment Tax, discounts and sales returns, provided that the sales price of merchandise delivered to the customer in exchange, shall be included in the monthly Revenue (net of Entertainment Tax/GST). Every sale concluded upon an instalment or credit basis shall be deemed to be a sale for the full selling price in the month during which the sale is concluded irrespective of any arrangements between the Lessee and the purchasers regarding the time of payment.

Authorised Signatory

MUMBAI

The Monthly Revenue shall be computed from the period commencing from 1st of the month to last day of the same month. It shall be arrived by multiplying 'Net sales' into 'Revenue share' and in case of business commencing/ending in between the month MR to be considered on a pro rate basis"

(f) "Revenue Share- Reconciliation" Monthly. To be reconciled through self-certified statement supplied by Lessee within 7 days from the end of the period)

(g) In the event of any taxes, levies, cesses, outgoings and charges (such as State and Central Goods and Service Tax) payable on the Rent now or in the future, all such taxes, levies, cesses, outgoings and charges shall be borne by the Lessee. All taxes on the business shall also be borne by the Lessee.

(h) The Lessee shall submit to the Lessor on or before the tenth day following the end of each calendar month (plus any partial calendar month if the Rent Commencement Date is not the first day of a calendar month) in the form of the "LBR Report" (standard format to be provided by the Lessor), a written statement duly signed by an Authorized Signatory of the Lessee and certified by such Authorized Signatory to be true and correct, showing in reasonable accurate detail the amount of the LBR for such relevant period.

(i) On or before the last date of each financial year i.e. 31st March, (plus any partial month if the Rent Commencement Date is not the first day of the month), the Lessee shall deliver to the Lessor an audited statement [certified as being correct by Chartered Accountant of the LBR, the Revenue Share and MR for the particular year. Such audited statement for each financial year is to be provided to the Lessor latest within 60 (Sixty) Days after the end of the said financial year failing which a penalty of Rs.20000/- (Rupees Twenty Thousand Only) shall be charged per day until such certificate is provided to the Lessor. If such audited statement reflects an amount of Revenue Share which exceeds the amounts of Revenue Share stated in the self-certified certificates provided to the Lessor at the end of each month, the Lessee shall pay to the Lessor, such excess amounts within 14 (Fourteen) days of delivery of the Statement to Lessor.

Authorised Signatory

MUMBAI

Notwithstanding anything to the contrary contained elsewhere, in no event shall the total Rent payable by the lessee pursuant to this Deed be less than an amount equal to the MG plus periodic escalations thereon accumulated over the Lease Term.

(j) In the event the Lease Term ends or the Lease terminates on a day prior to the last date of a particular year, the Lessee shall deliver to the Lessor an audited statement (certified as being correct by the Chartered Accountant) of the LBR and the Revenue Share for the period upto the date of expiry/termination of the Lease Term and beginning on the immediately preceding year within 30 (Thirty) days of the expiry/termination of the lease. If such audited statement reflects an amount of Revenue Share which exceeds the amount of MG already paid by the Lessee to the Lessor in terms of this Deed for the relevant period, the Lessee shall pay to the Lessor such excess within 14 (Fourteen) days of delivery of the Statement to the Lessor. Notwithstanding anything to the contrary contained elsewhere, in no event shall the Rent payable by the lessee pursuant to this Deed be less than an amount equal to the MG plus periodic escalations thereon accumulated over the Lease Term. Notwithstanding anything to the contrary contained elsewhere, the Lessor shall be entitled to retain a portion of the IFRSD equal to 50% (Fifty Percent) of the IFRSD until the date of account settlement in accordance with this Clause. In the event any amount is due to Lessor, it shall be entitled to deduct such amounts and refund the balance IFRSD, if any, within 14 (Fourteen) days of delivery of the audited Statement to the Lessor. For avoidance of doubt and notwithstanding anything mentioned elsewhere in this agreement, failure on the part of the Lessee to pay the dues to the Lessor per the timelines stipulated in this clause shall be deemed as a material breach by the Lessee,

(k) To enable the Lessor to ascertain or verify the amount of the Revenue Share for any period, the Lessee undertakes to prepare, and to keep all original records for 3 (Three) years which the Lessor shall be entitled to inspect at any time and make copies of on demand irrespective of the period in question, showing inventories and receipt of merchandise at the Leased Premises, and daily records of all sales and other transactions

Authorised Signatory

MUMBAI

on or from the Leased Premises by the Lessee. Without derogating from the foregoing, the Lessee shall record all receipts from sales or other transactions (whether in cash or on credit), and keep all returns (including but not limited to those for statutory levies) relating directly or indirectly to the LBR and Revenue Share, and all the following original sales records, as applicable (in hard copy or electronic form):

(i) all cash register tapes (including tapes from temporary registers) and/or printed copies of computer generated invoices/bills and/or carbon copies of serially numbered hand-written invoices/bills/sales memos;

(ii) the original records of all mail, internet and telephone orders;

(iii) settlement report sheets or other records of transactions with sub-lessees, vending machine operators, concessionaires and licensees;

(iv) the original records showing that merchandise returned by customers was purchased at the Leased Premises by such customers and the memorandum receipts or other records of merchandise taken out on approval;

(v) all such other sales records which would normally be examined by a chartered accountant in performing an audit of the Lessee's sales and/or as required for inspection by any statutory authority; and

(vi) All of the records specified in sub-paras (i) to (v) above of this Para (l) of every sub-lessee, concessionaire and licensee.

(l) The Lessor shall have the right to install footfall counters (or similar devices) at all entrances of the Leased Premises.

(m) the Lessor shall at any time, on 7 (Seven) days prior notice to the Lessee, be entitled to an audit of the Lessee's monthly or annual LBR statements either by itself or by auditors appointed by the Lessor. The Lessee shall give the Lessor or its auditors all such information, copies of documentation and explanations as they may require. Such audit shall be limited to the determination of the LBR and shall be conducted during normal business hours at the Leased Premises, or such other place as may facilitate the audit. If it is determined as a result of such audit that there has been a deficiency in the payment

For AUTHENTIC PROBUILD PRIVATE LIMITED

Authorised Signatory

MUMBAI

of Rent, then such deficiency shall immediately become due and payable with interest at the Penal Interest Rate from the date upon which the said payment should have been made to the date of actual payment thereof, both days inclusive. At its option, the Lessor can regard such discrepancy as a material breach of this Deed. Should the discrepancy in LBR declaration vary by 2% (Two Percent) or more the Lessee shall pay the costs incurred for the audit by the Lessor at actuals. Should the Lessor or its auditors for any reason howsoever, including the loss of any records by the Lessee, be unable to verify the LBR at any time, the Lessor's auditors shall be entitled to estimate the lessee's LBR for the period based on such factors as they may, in their sole discretion, deem fair and reasonable and the Lessee shall be bound by their decision as final. Notwithstanding any dispute between the Parties in respect of the LBR, the Lessee shall continue to pay the MG as per sub-clauses (j) and (k) until resolution of the dispute. Failure by the Lessee to pay such estimated amount within 7 days shall constitute a material breach.

(n) The Lessor shall be entitled to disclose the LBR to any third person should it be necessary for the purposes of raising finance or in the event of the possibility of a sale of an interest in the Mall or any sale of ownership interest in the Lessor or its parent or other similar event.

(o) All payments due in terms of this lease including Rent and other payments shall be payable without any prior demand therefor and without any set-off or deduction whatsoever whether or not such Rent or other payment is in dispute or not. If applicable, the Lessee shall on demand immediately reimburse the Lessor or its agent for any charges, including bank and legal charges, incurred by the Lessor or its agent, in addition to an administrative fee of Rs.10000/- (Rupees Ten Thousand only) in the event of any of the Lessee's cheque being dishonoured by the bank. This shall be without prejudice to any other right available to the Lessor under this Agreement.

10.	Interest on Delayed payment of Rent and all Other Charges	Interest to be calculated at 6% above the State Bank of India's MCLR or 12%, whichever is more, per annum, calculated for actual number of delayed days	Clause 2 S of the Definition

For [illegible] PRIVATE LIMITED
Authorised Signatory

MUMBAI

		commencing from the 11th of every month, till the date of payment.	
11.	Escalation in Rent	15% (Fifteen Percent) every 3 (Three) year from the Rent Commencement Date on last paid Rent.	Clause 4.4
12.	IFRSD (6 Month Rent	Rs.29,10,816/-(Rupees Twenty Nine Lakhs Ten Thousand Eight Hundred and Sixteen only)	Clause 2 G of Definitions / as Mentioned in the Term Sheet.
12A	Details of payment of IFRSD	(a) Rs.14,55,408/-(Rupees Fourteen Lakhs Fifty Five Thousand Four Hundred and Eight only) has been paid by the Lessee on signing the Term Sheet and the Lessor acknowledges the receipt of the same. (b) Rs.14,55,408/-(Rupees Fourteen Lakhs Fifty Five Thousand Four Hundred and Eight only has been paid by the Lessee on signing of this Lease Deed.	Clause 5.1
13.	Escalation of IFRSD deposit	The Lessee shall ensure that the security deposit is always maintained at 6 (Six) times the prevailing MGR for the Leased Premises.	Clause 5.2
14.	Rent Commencement Date(RCD)	26-08-2023 or Store Trading Date or whichever is earlier.	Clause 2 V of Definitions and Clause 3.1

Authorised Signatory

MUMBAI

15.	Penalty for delay in Commencement of Store operations	2 (two) times the Lease Rent calculated on per day basis. Maximum grace period allowed is 7 days post the RCD, subject to prior written approval of Lessor.	Clause 3.2
16.	Address for Notice	To Lessor: Abhishek Propbuild Private Limited, Mantri House, # 41, Vittal Mallya Road, Bangalore – 560001. To the Lessee: **New Century Trading India Private Ltd** Unit No.5, The Centrium, Phoenix Market City. L.B.S Marg Mumbai.	Clause 14
17.	Signage	Common area of the Mall as may be specifically designated by the Lessor and / or its designated Mall Manager in writing, and at such locations as may be specifically designated by the Lessor in writing. All taxes payable towards such Signage or any other advertisement shall be borne by the Lessee.	Clause 3.1 (ix) of T&C Handbook
18.	Fit out period	75 Days from Temporary Handover Date	Clause 2 D of Definitions
19.	Cancellation Fee	If the Lessee desires to terminate this Deed before the Lease Commencement Date, a	Clause 9.2 (v)

For ABHISHEK PROPBUILD PRIVATE LIMITED

Authorised Signatory

NEW CENTURY TRADING (INDIA) PVT. LTD. MUMBAI

		Cancellation Charge equivalent to 100% of the IFRSD till that date shall be forfeited.	
20.	Renovation of Leased Premises	The Lessee undertakes to renovate the Leased Premises at its own expense, at least once in every 3 (Three) years commencing from the Lease Commencement Date. Failure on the part of the Lessee to renovate the Leased Premises shall entitle the Lessor to charge the penalty of Rs. 10,000/- per day.	Clause 8.15

Authorised Signatory

MUMBAI